    As filed with the Securities and Exchange Commission on November 4, 1997

                                                       Registration No.
                                                                        --------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                             -----------------------

                            OSI PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                             -----------------------


                      Delaware                  13-3159796
                   ----------------         ------------------
                   (State or other            (I.R.S. Employer
                   jurisdiction of          Identification No.)
                   incorporation or
                    organization)

              106 Charles Lindbergh Blvd.                     11553
                     Uniondale, NY                          ---------
       --------------------------------------               (Zip Code)
      (Address of principal executive offices)

                             -----------------------

                            OSI PHARMACEUTICALS, INC.
                        1997 INCENTIVE AND NON-QUALIFIED
                                STOCK OPTION PLAN
                            (Full title of the plan)

                             -----------------------

                             ROBERT L. VAN NOSTRAND
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                             ONCOGENE SCIENCE, INC.
                           106 CHARLES LINDBERGH BLVD.
                            UNIONDALE, NEW YORK 11553
                                 (516) 222-0023
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             -----------------------

                                    Copy to:

                         SPENCER W. FRANCK, JR., ESQUIRE
                         SAUL, EWING, REMICK & SAUL LLP
                             3800 CENTRE SQUARE WEST
                        PHILADELPHIA, PENNSYLVANIA 19102
                                 (215) 972-1955

                             -----------------------

               See next page for calculation of registration fee.
                             -----------------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                     Proposed              Proposed
 Title of Securities to be       Amount to be     Maximum Offering          Maximum                 Amount of Registration Fee
        Registered                Registered       Price Per Share     Aggregate Offering
                                                                             Price
==============================================================================================================================

Common Stock, Par                  145,000(1)          $6.50            $   942,500
Value $.01 Per Share               555,500(2)           6.88              3,819,063
                                 1,299,500(3)           9.75             12,670,125
                                 ---------                              -----------
                                 2,000,000                              $17,431,688                      $5,282.33
                                 =========                              ===========                      ==========
==============================================================================================================================

(1) Represents shares issuable upon exercise of options previously granted under the 1997 Incentive and Non-Qualified Stock Option Plan (the "Plan").
(2) Represents shares issuable upon exercise of options previously granted under the Plan.
(3) Represents shares issuable in connection with options available for grant under the Plan.
(4) The registration fee has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon, in the case of options previously granted, the stated exercise price of such options, and, in the case of options still available for grant, the average of the reported high and low sale prices of shares of the Common Stock on November 3, 1997.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.          PLAN INFORMATION. (1)

ITEM 2.          REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.(1)


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

            The documents listed in clauses (a), (b) and (c) below are incorporated herein by this reference thereto, and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by this reference in this registration statement and to be a part hereof from the date of filing of such documents:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996.

      (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1996, March 31 and June 30, 1997 and the Registrant's Current Reports on Form 8-K dated October 1, 1997.

      (c) The description of the Common Stock contained in the registration statement filed by the Registrant to register such securities under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.


------------------

(1) The information called for by Part I of Form S-8 is currently included in the description of the Registrant's 1997 Incentive and Non-Qualified Stock Option Plan (the "Plan") delivered to eligible persons under the Plan. Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this Form S-8.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith.

                  The Registrant's Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by law, indemnify all directors, officers, employees and agents of the Company. The Certificate of Incorporation also contains a provision eliminating the liability of directors of the Registrant to the Registrant or its stockholders for monetary damages, except under certain circumstances. The Certificate of Incorporation also permits the Registrant to maintain insurance to protect itself and any director, officer, employee or agent against any liability with respect to which the Corporation would have the power to indemnify such persons under the Delaware General Corporation Law. The Registrant maintains an insurance policy insuring its directors and officers against certain liabilities.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                  The following is a list of exhibits filed as part of the Registration Statement:

                  5     Opinion of Saul, Ewing, Remick & Saul LLP.

                  23.1 Consent of KPMG Peat Marwick LLP, independent public accountants.

                  23.2 Consent of Saul, Ewing, Remick & Saul LLP (contained in Exhibit No. 5).

                  24 Power of Attorney (included on signature page of the registration statement).

                  99    1997 Incentive and Non-Qualified Stock Option Plan.

ITEM 9.           UNDERTAKINGS.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Uniondale, State of New York, on October 31, 1997.


                                          ONCOGENE SCIENCE, INC.


                                          By: /s/ Gary E. Frashier
                                              ----------------------------------
                                                Gary E. Frashier,
                                                Chief Executive Officer


                               POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints Gary E. Frashier and Robert
L. Van Nostrand, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                     Title                         Date
      ---------                     -----                         ----
/s/  Gary E. Frashier          Chief Executive Officer       October 31, 1997
-----------------------------      and Director
Gary E. Frashier

/s/  Robert L. Van Nostrand      Vice President and          October 31, 1997
----------------------------- Chief Financial Officer
Robert L. Van Nostrand

/s/  G. Morgan Browne                Director                October 10, 1997
-----------------------------
G. Morgan Browne

/s/  John H. French, II              Director                October 14, 1997
-----------------------------
John H. French, II

/s/  Edwin A. Gee, Ph.D.             Director                October 17, 1997
------------------------------
Edwin A. Gee, Ph.D.

/s/  Daryl K. Granner, M.D.          Director                October 10, 1997
------------------------------
Daryl K. Granner, M.D.

/s/  Walter M. Lovenberg, Ph.D.      Director                October 31, 1997
------------------------------
Walter M. Lovenberg, Ph.D.

/s/  Steve M. Peltzman               Director                October 23, 1997
------------------------------
Steve M. Peltzman

/s/  Gary Takata                     Director                October 12, 1997
------------------------------
Gary Takata

/s/  John P. White                   Director                October 10, 1997
------------------------------
John P. White

                                  EXHIBIT INDEX


 EXHIBIT NO.                              EXHIBIT
 -----------                              -------

 5                        Opinion of Saul, Ewing, Remick & Saul LLP.

 23.1 Consent of KPMG Peat Marwick LLP, independent public accountants.

 23.2                     Consent of Saul, Ewing, Remick & Saul LLP
                          (Contained in Exhibit No. 5).

 25                       Power of Attorney authorizing Gary E. Frashier and
                          Robert L. Van Nostrand to sign the Registration
                          Statement (included in signature page of the
 99                       Registration Statement).

                          1997 Incentive and Non-Qualified Stock Option Plan